Exhibit 10.3

Gryphon Digital Mining, Inc.

TERMS AGREEMENT

April 19, 2024

Ladenburg Thalmann & Co. Inc.

640 Fifth Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

Subject to, and in accordance with, the terms and conditions stated herein and in the Sales Agreement, dated April 19, 2024 (together with any applicable Terms Agreement, the “Sales Agreement”), among Gryphon Digital Mining, Inc., a Delaware corporation (the “Company”), and B. Riley Securities, Inc. (“B. Riley Securities”), Ladenburg Thalmann & Co. Inc. (“Ladenburg”), Kingswood Investments, a division of Kingswood Capital Partners, LLC (“Kingswood”), PI Financial (US) Corp. (“PI Financial”), and ATB Capital Markets USA Inc. (“ATB”); each of B. Riley Securities, Ladenburg, Kingswood, PI Financial, and ATB individually an “Agent” and collectively, the “Agents”), the Company proposes to issue and sell to Ladenburg, in a principal transaction, Placement Shares (referred to herein as the “Terms Agreement”). Unless otherwise defined below, terms defined in the Sales Agreement shall have the same meanings when used herein.

Section 1. Definitions. As used in this Terms Agreement, the following terms have the respective meanings set forth below:

“Minimum Price” means $1.25.

“Principal Share Purchase Price” equals the product of (a) Principal Share Discount and (b) the VWAP for the trading session on the NASDAQ on the date of issuance of a Principal Commitment Notice.

“Principal Daily Commitment Amount” means an amount of up to a maximum of the lesser of (a) 50% of the total share volume traded during normal trading hours on the on the Trading Day immediately prior to the Principal Commitment Date and (b) $2,000,000, as set forth in the Principal Commitment Notice.

“Principal Maximum Commitment Amount” means an aggregate amount of up to $20,000,000.

“Principal Commitment Date” means the date a valid Principal Committed Notice is received by Ladenburg.

“Principal Commitment Notice” means a notice by the Company to Ladenburg on any Trading Day where the closing stock price for the immediately preceding Trading Day (during normal trading hours) exceeds the Minimum Price and which Ladenburg timely receives, (i) after 6:00 a.m., New York City time, and (ii) prior to 9:00 a.m., New York City time, on such Trading Day setting forth the requested Principal Daily Commitment Amount.

“Principal Share Discount” means 95.0%.

“VWAP” means the volume weighted average price for a given Trading Day.

Section 2. Principal Transactions.

(a) For so long as the Sales Agreement remains in full force and effect on any Trading Day where the closing stock price for the immediately preceding Trading Day (during normal trading hours) exceeds the Minimum Price and until the Principal Maximum Commitment Amount has been sold to B Ladenburg under this Terms Agreement, upon the valid delivery to Ladenburg of a Principal Commitment Notice, the Company agrees to issue and sell directly to Ladenburg a number of Placement Shares equal to the applicable Principal Daily Commitment Amount divided by the Principal Share Purchase Price (such number of Placement Shares, as rounded up to a whole number, the “Principal Shares”).

(b) Upon the receipt of a valid Principal Commitment Notice, Ladenburg agrees to (i) purchase from the Company the Principal Shares on a Principal Commitment Date at a purchase price equal to the applicable Principal Share Purchase Price, and (ii) on the second Trading Day following a Principal Commitment Date, to remit to the Company net proceeds equal to the applicable Principal Daily Commitment Amount net of the fee set forth in Schedule 2 of the Sales Agreement.

(c) The Principal Shares shall be distributed by Ladenburg by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the 1933 Regulations. Ladenburg will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of NASDAQ, to sell the Principal Shares.

(g) The Company may not issue more than one Principal Commitment Notice in the longer of (x) a calendar week or (y) every five (5) Trading Days unless otherwise agreed in writing by Ladenburg.

Section 3. Conditions. The Company’s right to issue any Principal Commitment Notices to Ladenburg, and the Ladenburg’s obligation to purchase the Placement Shares that are the subject of a Principal Commitment Notice is subject to (a) the satisfaction of the conditions set forth in Section 10 of the Sales Agreement and (b) that no restriction shall have been placed on the Designated Agent in clearing any principal trade under this Term Agreement.

Section 4 Miscellaneous.

(a) Each of the provisions of the Sales Agreement is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement, on each Principal Commitment Date, and each Settlement Date.

(b) The maximum number of Placement Shares purchased by Ladenburg pursuant to this Terms Agreement shall be subject to any applicable NASDAQ limitations.

(c) During any period that Ladenburg is holding Placement Shares as principal, the Company will not make sales under any continuous or at the market offering agreement (including, for the avoidance of doubt, any other terms agreement) or engage in any variable rate transactions.

(d) Notwithstanding any provision of the Sales Agreement or this Terms Agreement to the contrary, the Company consents to Ladenburg trading in the Common Stock for Ladenburg’s own account and for the account of its clients at the same time as sales of Placement Shares occur pursuant to this Terms Agreement.

(e) THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

(f) The Company and Ladenburg each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Terms Agreement or any transaction contemplated hereby.

(g) The Company acknowledges and agrees that the obligations set forth in this Terms Agreement apply strictly to Ladenburg and not to any other Agent under the Sales Agreement.

(h) This Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of the executed Terms Agreement by one party to the other may be made by facsimile or electronic transmission.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement shall constitute a binding agreement between Ladenburg and the Company.

Gryphon Digital Mining, Inc.

By:	/s/ Robby Chang
Name:	Robby Chang
Title:	Chief Executive Officer

Accepted and agreed as of

the date first above written:

LADENBURG THALMANN & CO. INC.

By:	/s/ Mark Green
Name:	Mark Green
Title:	Managing Director

[Signature Page to Terms Agreement]